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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

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                                   FORM 8-K
                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934
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     Date of Report (date of earliest event reported): September 30, 1997


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                                Medcross, Inc.
            (Exact name of registrant as specified in its charter)


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        Florida                       0-17973                   59-2291344
(State or other jurisdiction  (Commission File Number)      (I.R.S. Employer
     of incorporation)                                     Identification No.)

        13751 South Wadsworth Park Drive, Suite 200, Draper, UT  84020
                   (Address of principal executive offices)

      Registrant's telephone number, including area code:  (801) 576-5000

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Item 5. Other Events

     Medcross, Inc. (the "Company") and Winter Harbor, L.L.C. ("Winter Harbor") entered into a Securities Purchase Agreement ("Purchase Agreement"), dated as of September 30, 1997 and contemplating a closing on October 10 1997, pursuant to which Winter Harbor will make an investment for equity of the Company (the "Investment"). The prospective Investment was disclosed in the Company's previous public filings.

     Pursuant to the Purchase Agreement, Winter Harbor will invest an aggregate of $12,100,000 in a new series of the Company's convertible preferred stock (the "Series M Preferred Stock"). Winter Harbor will purchase approximately 2,545 shares of Series M Preferred Stock (convertible into 2,545,000 shares of Common Stock) for an aggregate cash consideration of approximately $7,000,000 (equivalent to $2.75 per share of Common Stock). The Purchase Agreement also provides for the purchase of approximately 1,855 additional shares of Series M Preferred Stock (convertible into 1,855,000 shares of Common Stock); such additional shares of Series M Preferred Stock will be paid for by Winter Harbor exchanging $5,000,000 of outstanding principal balance under loans to the Company plus approximately $100,000 accrued interest. After closing on the Investment and exchanging principal and interest due, Winter Harbor's total equity investment in the Company will equal $12,100,000. As additional consideration for its equity financing commitments, Winter Harbor will be issued warrants by the Company to acquire (a) 2,500,000 shares of Common Stock at an exercise price of $2.75 per share (the "Series A Warrants"), (b) 2,500,000 shares of Common Stock at an exercise price of $4.00 per share (the "Series B Warrants") and (c) 5,000,000 shares of Common Stock at an exercise price of $4.69 (the "Series C Warrants"). The respective exercise prices for the Series A Warrants, the Series B Warrants and the Series C Warrants (collectively, the "Investment Warrants"), shall be subject to adjustment. The Series A Warrants will be exercisable at any time for thirty months from the date of issuance, and the Series B Warrants and Series C Warrants will be exercisable at any time for sixty months from the date of issuance. All of the Investment Warrants (i) will have demand registration rights and anti-dilution rights and (ii) will contain cashless exercise provisions.

Item 7.  Financial Statements and Exhibits

(c)  Exhibits

4(u) Securities Purchase Agreement by and between the Company and Winter Harbor,
     L.L.C., dated as of September 30, 1997 ("Purchase Agreement").

4(v) Form of Registration Rights Agreement by and between the Company and Winter
     Harbor, L.L.C., which constitutes Exhibit C to the Purchase Agreement.

4(w) Form of Shareholders Agreement by and among the Company, Winter Harbor,
     L.L.C. and certain holders of the Company's securities, which constitutes Exhibit D to the Purchase Agreement.

4(x) Form of Warrant Agreement by and between Medcross, Inc. and Winter Harbor,
     L.L.C., which constitutes Exhibit F to the Purchase Agreement.

4(y) Form of Articles of Amendment to the Amended and Restated Articles of
     Incorporation of the Company, relating to Series M Preferred Stock, which constitutes Exhibit A to the Purchase Agreement.

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       MEDCROSS, INC.
                                       (Registrant)



Dated: October 6, 1997                 By:   /s/ John W. Edwards
                                             -----------------------------
                                             John W. Edwards, President,
                                             Chief Executive Officer



Dated: October 6,  1997                By:   /s/ Karl S. Ryser, Jr.
                                             -----------------------------
                                             Karl S. Ryser, Jr.,
                                             Chief Financial Officer

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